                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

  Date of report (Date of earliest event reported)          JUNE 1, 1999
                                                  -----------------------------


                        D & K HEALTHCARE RESOURCES, INC.
 ------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
 ------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)


              000-20348                               43-1465483
 ------------------------------------------------------------------------------
       (Commission File Number)            (IRS Employer Identification No.)


  8000 MARYLAND AVENUE, SUITE 920, ST. LOUIS, MISSOURI           63105
 ------------------------------------------------------------------------------
        (Address of principal executive offices)               (Zip Code)


                                 (314) 727-3485
 ------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


                                       N/A
 ------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

                        D & K HEALTHCARE RESOURCES, INC.

                                    FORM 8-K


ITEM 2: ACQUISITION OR DISPOSITION OF ASSETS.

On June 1, 1999, D&K Healthcare Resources, Inc. (the "Company") consummated the acquisition of 100% of the outstanding stock of Jewett Drug Co. The Company accomplished the acquisition pursuant to a Stock Purchase Agreement dated June 1, 1999 by and between the Company and Harvey C. Jewett, IV ("Mr. Jewett"), the sole stockholder of Jewett Drug Co. The aggregate purchase price for this acquisition was $34,000,000; the purchase price was determined by arm's length negotiation between the Company and Mr. Jewett. At closing, the Company paid $21,500,000 in cash and delivered 555,556 shares of its common stock to Mr. Jewett. Mr. Jewett is expected to become a member of the Board of Directors of the Company.

Funds for the cash portion of the purchase price were provided by the Company's revolving loan facility with Fleet Capital Corporation.

Jewett Drug Co. is a pharmaceutical distribution company based in Aberdeen, South Dakota, which provides comprehensive pharmaceutical distribution services to over 250 customers in the Upper Midwest and Great Plains region. Jewett Drug Co. will be operated as a wholly-owned subsidiary of the Company.

Also, on June 1, 1999, following the acquisition of Jewett Drug Co., the Company entered into a Second Amendment to Fourth Amended and Restated Loan and Security Agreement with Fleet Capital Corporation pursuant to which the Company's revolving loan facility was increased from $75,000,000 to $95,000,000 and Jewett Drug Co. became a party to, and permitted borrower under, that facility.


ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statements of Jewett Drug Co.

         Report of Independent Public Accountants.

         Balance Sheets as of December 31, 1997 and 1998 (audited) and March 31, 1999 (unaudited).

         Statements of Income for the years ended December 31, 1996, 1997 and 1998 (audited) and the three months ended March 31, 1999 (unaudited).

         Statements of Cash Flows for the years ended December 31, 1996, 1997 and 1998 (audited) and the three months ended March 31, 1999 (unaudited).

         Statements of Stockholder's Equity for the years ended December 31, 1996, 1997 and 1998 (audited) and the three months ended March 31, 1999 (unaudited).

         Notes to Financial Statements.

(b)      Pro Forma Financial Information
         Pro Forma Financial Information is not included herein and will be filed by amendment on or before August 16, 1999.

(c)      Exhibits

         2.1 Stock Purchase Agreement dated June 1, 1999 by and between D&K Healthcare Resources, Inc. and Harvey C. Jewett, IV.

         10.1 Second Amendment to Fourth Amended and Restated Loan and Security Agreement.

         23.1     Consent of Arthur Andersen LLP.

         99.1     Press Release dated June 1, 1999.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        D & K HEALTHCARE RESOURCES, INC.


Dated: June 14, 1999                    By: /s/ Leonard R. Benjamin
                                            -----------------------------------
                                                    Leonard R. Benjamin
                                              Vice President, General Counsel
                                                       and Secretary

                              ARTHUR ANDERSEN LLP

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Stockholder of
Jewett Drug Company, Inc.:


We have audited the accompanying balance sheets of Jewett Drug Company, Inc. (a South Dakota corporation) as of December 31, 1997 and 1998, and the related statements of income, cash flows and stockholder's equity for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jewett Drug Company, Inc. as of December 31, 1997 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.


/s/ ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP



St. Louis, Missouri,
   April 29, 1999

                            JEWETT DRUG COMPANY, INC.


                                 BALANCE SHEETS
                (Dollars in thousands, except share information)


                                                                                      December 31
                                                                                 ---------------------     March 31,
                                    ASSETS                                          1997        1998         1999
                                                                                 ---------    --------    ----------
                                                                                                          (Unaudited)
CURRENT ASSETS:
   Cash and cash equivalents                                                     $   1,933    $ 11,194    $    6,921
   Accounts receivable, net of allowance for doubtful accounts of $3, $49 and
     $49, respectively                                                               4,722       4,295         8,264
   Notes receivable                                                                     49         108           109
   Inventories                                                                      15,926      21,704        23,829
   Other current assets                                                                 35           6             6
                                                                                 ---------    --------    ----------
           Total current assets                                                     22,665      37,307        39,129

PROPERTY AND EQUIPMENT, net                                                          1,044         961           938

OTHER ASSETS                                                                           460         432           404
                                                                                 ---------    --------    ----------
           Total assets                                                          $  24,169    $ 38,700    $   40,471
                                                                                 =========    ========    ==========

                     LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
   Accounts payable                                                              $  11,986    $ 19,796    $   23,744
   Accrued expenses and other                                                          620         906           762
   Customer deposit                                                                    600       6,727         4,000
   Current maturities of long-term debt - stockholder                                  230          73            12
                                                                                 ---------    --------    ----------
           Total current liabilities                                                13,436      27,502        28,518

LONG-TERM DEBT - STOCKHOLDER                                                            73           -             -

OTHER LONG-TERM LIABILITIES                                                            971       1,026           994
                                                                                 ---------    --------    ----------
           Total liabilities                                                        14,480      28,528        29,512
                                                                                 ---------    --------    ----------
STOCKHOLDER'S EQUITY:
   Common stock, $100 par value, 2,500 shares authorized, 1,694.67 shares
     issued and outstanding                                                            169         169           169
   Additional paid-in capital                                                          208         208           208
   Retained earnings                                                                 9,312       9,795        10,582
                                                                                 ---------    --------    ----------
             Total stockholder's equity                                              9,689      10,172        10,959
                                                                                 ---------    --------    ----------
             Total liabilities and stockholder's equity                          $  24,169    $ 38,700    $   40,471
                                                                                 =========    ========    ==========



      The accompanying notes are an integral part of these balance sheets.

                            JEWETT DRUG COMPANY, INC.


                              STATEMENTS OF INCOME
                             (Dollars in thousands)



                                                                       Year Ended                     Three Months
                                                                       December 31                   Ended March 31
                                                          ------------------------------------    --------------------
                                                             1996         1997         1998         1998        1999
                                                          ---------     ---------    ---------    --------    --------
                                                                                                      (Unaudited)
NET SALES                                                 $ 125,356     $ 165,301    $ 239,047    $ 52,400    $ 76,197

COST OF SALES                                               118,804       158,148      232,431      50,823      74,132
                                                          ---------     ---------    ---------    --------    --------
           Gross profit                                       6,552         7,153        6,616       1,577       2,065

DEPRECIATION AND AMORTIZATION                                    76           134          189          39          40

OPERATING EXPENSES                                            3,208         3,165        3,444         709         728
                                                          ---------     ---------    ---------    --------    --------
           Income from operations                             3,268         3,854        2,983         829       1,297
                                                          ---------     ---------    ---------    --------    --------
OTHER INCOME (EXPENSE):
   Interest, net                                                127            15          143          (3)         50
   Other, net                                                     4           (24)         (36)         (1)          -
                                                          ---------     ---------    ---------    --------    --------
           Other income (expense)                               131            (9)         107          (4)         50
                                                          ---------     ---------    ---------    --------    --------
           Net income                                     $   3,399     $   3,845    $   3,090    $    825    $  1,347
                                                          =========     =========    =========    ========    ========



   The accompanying notes are an integral part of these financial statements.

                            JEWETT DRUG COMPANY, INC.


                            STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)

                                                                                                      Three Months
                                                                          Year Ended                     Ended
                                                                          December 31                   March 31
                                                                 -----------------------------------------------------
                                                                   1996       1997       1998        1998       1999
                                                                 --------   -------   ---------   --------   ---------
                                                                                                      (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                    $ 3,399    $ 3,845   $   3,090   $    825   $   1,347
   Adjustments to reconcile net income to net cash provided
     by (used in) operating activities-
       Depreciation and amortization                                  76        134         189         39          40
       Gain on sale of equipment                                      (6)         -           -          -           -
       Equity in net loss of Wholesale Alliance                        2         18          30          -           -
       Changes in operating assets and liabilities-
         (Increase) decrease in-
           Accounts receivable                                      (897)        54         427     (2,417)     (3,969)
           Notes receivable                                         (169)      (144)         (2)        12          24
           Inventories                                            (3,456)    (4,318)     (5,778)    (2,749)     (2,125)
         Increase (decrease) in-
           Accounts payable                                        2,025      2,085       7,810      5,865       3,948
           Accrued expenses                                          154        244         260       (163)       (147)
           Customer deposit                                          600          -       6,127      1,900      (2,727)
       Other, net                                                    (38)        37          45          2         (13)
                                                                 -------    -------   ---------   --------   ---------
           Net cash provided by (used in) operating
              activities                                           1,690      1,955      12,198      3,314      (3,622)
                                                                 -------    -------   ---------   --------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Investment in Wholesale Alliance                                  (10)       (45)          -          -           -
   Purchases of property and equipment                              (125)       (94)        (99)       (50)        (16)
   Proceeds from sale of property and equipment                       45          -          50          -           -
                                                                 -------    -------   ---------   --------   ---------
           Net cash used in investing activities                     (90)      (139)        (49)       (50)        (16)
                                                                 -------    -------   ---------   --------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Payments on capital lease obligations                               -        (20)        (51)       (12)        (14)
   Principal payments on debt                                       (195)      (211)       (230)       (55)        (61)
   Distributions to stockholder                                   (1,938)    (2,095)     (2,607)      (659)       (560)
                                                                 -------    -------   ---------   --------   ---------
           Net cash used in financing activities                  (2,133)    (2,326)     (2,888)      (726)       (635)
                                                                 -------    -------   ---------   --------   ---------
           Net (decrease) increase in cash and cash
              equivalents                                           (533)      (510)      9,261      2,538      (4,273)

CASH AND CASH EQUIVALENTS, beginning of period
                                                                   2,976      2,443       1,933      1,933      11,194
                                                                 -------    -------   ---------   --------   ---------
CASH AND CASH EQUIVALENTS, end of period                         $ 2,443    $ 1,933   $  11,194   $  4,471   $   6,921
                                                                 =======    =======   =========   ========   =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
     Cash paid for interest                                      $    51    $   175   $     206   $     54   $      47
                                                                 =======    =======   =========   ========   =========


   The accompanying notes are an integral part of these financial statements.

                           JEWETT DRUG COMPANY, INC.


                       STATEMENTS OF STOCKHOLDER'S EQUITY
                (Dollars in thousands, except share information)



                                                         Common Stock         Additional                     Total
                                                    --------------------       Paid-In       Retained     Stockholder's
                                                      Shares      Amount       Capital       Earnings       Equity
                                                    ----------    ------      ----------   ------------   -------------

BALANCE, December 31, 1995                            1,694.67    $  169      $   208      $     6,264    $      6,641

     Net income                                              -                                   3,399           3,399
     Distributions to stockholder                            -         -                        (1,938)         (1,938)
                                                    ----------    ------      -------      -----------    ------------
BALANCE, December 31, 1996                            1,694.67       169          208            7,725           8,102

     Net income                                              -         -            -            3,845           3,845
     Distributions to stockholder                            -         -            -           (2,095)         (2,095)
     Dividend of real estate to stockholder                  -         -            -             (163)           (163)
                                                    ----------    ------      -------      -----------    ------------
BALANCE, December 31, 1997                            1,694.67       169          208           9 ,312           9,689

     Net income                                              -         -            -            3,090           3,090
     Distributions to stockholder                            -         -            -           (2,607)         (2,607)
                                                    ----------    ------      -------      -----------    ------------
BALANCE, December 31, 1998                            1,694.67       169          208            9,795          10,172

     Net income (unaudited)                                  -         -            -            1,347           1,347
     Distributions to stockholder (unaudited)
                                                             -         -            -             (560)           (560)
                                                    ----------   -------      -------      -----------    ------------
BALANCE, March 31, 1999 (unaudited)                   1,694.67   $   169      $   208      $    10,582    $     10,959
                                                    ==========   =======      =======      ===========    ============



   The accompanying notes are an integral part of these financial statements.

                            JEWETT DRUG COMPANY, INC.


                          NOTES TO FINANCIAL STATEMENTS
                             (Dollars in thousands)


1.  BUSINESS AND ORGANIZATION:

Jewett Drug Company, Inc. (the Company), a South Dakota corporation, is a full-service, regional wholesale drug distributor. The Company distributes a broad range of pharmaceutical products, health and beauty aids, and related products to its customers in the Upper Midwest and Great Plains. The Company's customer base is primarily independent retail pharmacies and a mail order prescription company. The Company presently operates in one business segment.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Interim Financial Information

The interim financial statements as of March 31, 1999, and for the three months ended March 31, 1998 and 1999, are unaudited and have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Company's management, the unaudited interim financial statements contain all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation. The results of operations for the interim periods are not necessarily indicative of the results for the entire year.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk

The Company had one customer that comprised approximately 46%, 54% and 66% of net sales for the three years ended December 31, 1996, 1997 and 1998, respectively, and approximately 13% and -0-% of the accounts receivable balance at December 31, 1997 and 1998, respectively.

Revenue Recognition

Revenue is recognized when products are shipped to customers.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Allowance for Doubtful Accounts

The Company provides an allowance for doubtful accounts based upon an estimate of accounts receivable that are uncollectible as of the balance sheet dates.

Notes Receivable

The notes receivable are primarily from certain independent retail pharmacies. The notes are collateralized by drug inventories and bear interest ranging from 7% to 9.75%. Interest income related to these notes was $6, $13 and $28 for the years ended December 31, 1996, 1997 and 1998, respectively.

Long-Lived Assets

If facts and circumstances suggest that a long-lived asset may be impaired, the carrying value is reviewed. If this review indicates that the carrying value of the asset will not be recovered, as determined based upon projected undiscounted cash flows related to the asset over the remaining life, the carrying value of the asset is reduced to its fair value.

Customer Deposit

The Company's largest customer is required to keep a deposit on hand with the Company under the terms of the supply contract.

Income Taxes

The Company is an S Corporation for income tax purposes. Under this election, the taxable income of the Company is included in the taxable income of the stockholder. As such, no provision for federal or state income taxes has been reflected in the accompanying financial statements. There are no significant book and tax basis differences for income tax purposes.

3.  INVENTORIES:

Inventories are comprised of pharmaceutical drugs and related over-the-counter items which are stated at lower of cost or market. Cost is primarily determined using the last-in, first-out (LIFO) method. If the Company had used the first-in, first-out (FIFO) method of inventory valuation, which approximates current replacement cost, inventories would have been $-0- and $1,035 higher than reported at December 31, 1997 and 1998, respectively.

The Company does not record merchandise to be returned to a vendor or merchandise previously returned to the vendor until verification of the credit for returned merchandise has been received from the vendor. At that time, merchandise returns are recorded at the amount of credit to be received from the vendor.

4.  PROPERTY AND EQUIPMENT:

Property and equipment are recorded at cost. Depreciation and amortization are charged to operations primarily using accelerated depreciation methods over the estimated useful lives of the various classes of assets, which vary from 5 to 31 years. Depreciation expense was $76, $134 and $189 for the years ended December 31, 1996, 1997 and 1998, respectively.

Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of income.

Property and equipment consisted of the following:

                                                                                                December 31
                                                                                               --------------
                                                                                                1997     1998
                                                                                               -----    -----
     Building improvements                                                                     $ 180    $ 182
     Warehouse equipment                                                                         353      355
     Furniture and fixtures                                                                      152      153
     Data processing equipment                                                                   234      242
                                                                                               -----    -----
                                                                                                 919      932

     Less-  Accumulated depreciation                                                            (666)    (710)
                                                                                               -----    -----
                Total                                                                          $ 253    $ 222
                                                                                               =====    =====

The Company leases certain properties and equipment under capital leases. Capital lease asset balances consisted of the following:


                                                                                                December 31
                                                                                               --------------
                                                                                                1997     1998
                                                                                               -----    -----
     Office and warehouse space                                                                $ 855    $ 855
     Equipment                                                                                     -       57
                                                                                               -----    -----
                                                                                                 855      912

     Less-  Accumulated amortization                                                             (64)    (173)
                                                                                               -----    -----
                Total                                                                          $ 791    $ 739
                                                                                               =====    =====

Future minimum lease payments under these capital leases at December 31, 1998, are as follows:

                                                                                            Future Minimum
                                                                                            Lease Payments
                                                                                            --------------
          1999                                                                              $          240
          2000                                                                                         241
          2001                                                                                         225
          2002                                                                                         220
          2003                                                                                         220
          Thereafter                                                                                   600
                                                                                            --------------
                     Minimum lease payments                                                          1,746

          Less imputed interest component                                                             (904)
                                                                                            --------------
                     Present value of net minimum lease payments of which $61 is
                       included in current liabilities                                      $          842
                                                                                            ==============


5.  OTHER ASSETS:

Other assets consisted of the following:

                                                                  December 31
                                                               ----------------
                                                                 1997      1998
                                                               ------     -----
          Cash surrender value of life insurance               $  171     $ 200
          Notes receivable, noncurrent portion                    289       232
                                                               ------     -----
                     Total                                     $  460     $ 432
                                                               ======     =====

The cash surrender value of the life insurance policy is maintained by the Company as a deferred compensation agreement between the Company and its president. Under the terms of the deferred compensation agreement, the cash surrender value of the policy is transferable to the president upon his reaching the age of 60, his retirement or a change in the ownership of the Company. A corresponding liability equal to the cash surrender value has been established and is included in other long-term liabilities.

6.  LEASES:

The Company leases warehouse space and other equipment through noncancellable operating leases. Rental expense under operating lease was $102, $110 and $105 in 1996, 1997 and 1998, respectively. Minimum rental payments under these leases with initial or remaining terms of one year or more at December 31, 1998, are as follows:

                                                                  Future Minimum
                                                                  Lease Payments
                                                                  --------------

          1999                                                    $          132
          2000                                                               100
          2001                                                                48
          2002                                                                 -
          2003                                                                 -
          Thereafter                                                           -
                                                                  --------------
                     Total                                        $          280
                                                                  ==============

7.  COMMITMENTS AND CONTINGENCIES:

Management of the Company is not aware of any pending claims or lawsuits.

8.   PLEDGED ASSETS:

The assets of the Company are pledged as collateral on the stockholder's personal note to the bank. The Company makes monthly principal and interest payments on behalf of the stockholder in order to repay this debt. Accordingly, this debt and the related interest expense of $51, $35 and $16 has been recorded in the Company's financial statements for the years ended December 31, 1996, 1997 and 1998, respectively. The interest rate on the outstanding note at December 31, 1998, was 8.25%. At December 31, 1997 and 1998, the fair value of debt approximated its current carrying value.

9.  OTHER LONG-TERM LIABILITIES:

Other liabilities consisted of the following:

                                                                       December 31
                                                                      --------------
                                                                       1997    1998
                                                                      -----  -------
          Capital lease obligations - long term                       $ 800  $  781
          Deferred compensation                                         171     200
          Other                                                           -      45
                                                                      -----  ------
                     Total                                            $ 971  $1,026
                                                                      =====  ======

10. RELATED-PARTY TRANSACTIONS:

The Company pays a discretionary pension to the wife of the former owner, totaling $40, $37 and $37 for the years ended December 31, 1996, 1997 and 1998, respectively.

In 1997, the Company distributed its real estate assets in Aberdeen, South Dakota, as a noncash dividend to the stockholder. These assets were immediately leased back from the stockholder and are included in the Company's financial statements as capital lease assets. Rental payments to the related party under this capital lease totaled $100 for each of the years ended December 31, 1997 and 1998.

Beginning in July 1997, the Company leased additional warehouse space in Sioux Falls, South Dakota, from the stockholder. Rental payments to the stockholder under this capital lease totaled $60 and $120 for the years ended December 31, 1997 and 1998, respectively.

11.  EMPLOYEE BENEFIT PLANS:

The Company has a defined contribution 401(k) plan covering substantially all of its employees. Plan participants may contribute 1% to 8% of their annual compensation, subject to certain limitations. The Company contribution is currently equivalent to 100% of employees contributions, plus an additional discretionary amount allocated using formulas included in the plan agreement. Expenses related to the plan were $100 in 1996, 1997 and 1998 and are included in operating expenses in the statements of income.

The Company makes contributions to the Central States Pension, a multiemployer pension plan, on behalf of its union employees in accordance with the union agreement. Contributions to this plan were $15, $15 and $16 for the years ended December 31, 1996, 1997 and 1998, respectively.

12.  RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS:

The Financial Accounting Standards Board recently issued SFAS No. 130, "Reporting Comprehensive Income," which requires that an enterprise report, by major component and as a single total, the change in its net assets during the period from nonowner sources; SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which establishes annual and interim reporting standards for an enterprise's operating segments and related disclosures about its products, services, geographic areas and major customers; SFAS No. 132, "Employers' Disclosures about Pension and Other Postretirement Benefits," which standardizes the disclosure requirements for pensions and other postretirement benefits and expands disclosures on changes in benefit obligations and fair values of plan assets; and SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which requires that all derivatives be recognized as either assets or liabilities in the statement of financial position at fair value. The American Institute of

Certified Public Accountants recently issued SOP 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," which provides guidance on the capitalization or expensing of internal use computer software. The Company is required to adopt the provisions of SFAS 130, 131 and 132 and SOP 98-1 in fiscal 1999 and SFAS 133 in fiscal 2000. Adoption of these statements is not expected to impact the Company's financial position, results of operations or cash flows, and any effect will be limited to the form and content of its disclosures.

13.  SUBSEQUENT EVENT:

On February 16, 1999, the Company and D&K Healthcare Resources, Inc. (D&K) announced the signing of a letter of intent whereby the Company would be acquired in its entirety by D&K.